Wound Management
Technologies, Inc.

WNDM.OB

Market Cap:
$18,024,390 (10/05/10)
Recent Price:
$0.51 (10/05/10)
Shares Outstanding:
35,341,938 (2Q 2010)
Estimated Float:
3.3M
Fiscal Year:
December 31

Corporate Office:

777 Main Street
Suite 3100
Ft. Worth, TX 76102
USA
(817) 820-7080

WCI Operations:

790 E. Broward Blvd.
Suite 400
Ft. Lauderdale, FL 33301
USA
(800) 205-7719

R.10/07/10



Cellerate RX
GEL
POWDER

Wound Management Technologies, Inc. (WNDM) is a rapidly growing provider of advanced biotechnology products and eHealth technology solutions. Our unique, patented CellerateRX® products address the very large and growing advanced wound care markets. The U.S. market in 2007 was $3.0B and is projected to double by 2013 (source BCC research).

"Wound Management Technologies is changing the paradigm in wound healing management and eHealth solutions" ... Philip J. Rubinfeld, MD, FIPP

Core Revenue Stream: Wound Care Innovations, LLC (WCI)

Wound Care Innovations is a wholly owned subsidiary of WNDM and brings a unique and dynamic mix of expertise, products, procedures and service to the wound care arena.

WCI was formed with the sole purpose of bringing CellerateRX® and activated collagen-based products to the >$3B US wound care market. Since then, WCI has expanded marketing internationally.

CellerateRX®:

- Reimbursed by Medicare Part B
- Cleared by the FDA as a medical device for use on all acute and chronic wounds except for 3rd degree burns
- No prescription required
- Made in the USA
- CE Certification in process by Intertek
- The diabetic care and long term care markets are a major focus due to the prevalence of diabetic and pressure ulcers.
  - Diabetes is a worldwide epidemic

CellerateRX's patented collagen fragments (CRX) are a fraction of the size of the native collagen molecules and particles found in other products, uniquely delivering the benefits of collagen to the body immediately.

CellerateRX has many features:

- Available in powder and gel
- Cost effective
- Biocompatible, biodegradable
- Reduces Pain
- Unprecedented range of use in every wound phase and state
- Easy to use – prepare the wound bed, apply product, cover it up. Re-apply as indicated – no need to remove from the wound.

Evidence-based Clinical Studies

CellerateRX® has current and on-going evidenced-based studies and other clinical peer reviewed publications. These can be found on the CellerateRX website.

www.WmgTech.com
WNDM.OB

Financial Snapshot

The company, with its recent strengthening of its sales channels, and increased product acquisition, anticipates a turn to positive cash flow by 4Q 2010.

Financial Highlights:

2009

Revenue: $288 k
Net Income: -$2.3 M

2010 Projections

Revenue: $2.5 M
Net Income: $0.2 M

2011 Projections

Revenue: $12 M
Net Income: $6.7 M

Sales & Marketing Channel Expansion

Having completed evidence-based studies, the company developed its sales channel plan and engaged sales & marketing executives in April 2010. Growth is coming from:

- Growing brand recognition in the medical community
- A new direct sales representative team in Florida and Texas
- Management of our independent representative and sales partner channel
- Activities with two direct marketing partners for retail customers (TV, Internet)
- International distribution agreements in place: Italy (Europe), the Middle East, South Africa, the Bahamas, and 5 Central American Countries.
  - Negotiations in process for South America, India, Israel, the Philippines, the Dominican Republic, and Mexico

Strategic Biotechnology Acquisitions, Products

In the fall of 2009 WMND acquired a patent for resorbable bone wax and bone void filler products in a subsidiary: Resorbable Orthopedic Products, LLC. The worldwide bio materials market for these types of products is over $1.4 Billion. WNDM anticipates our new products will be cleared by the FDA and ready for marketing in the 1Q 2011.

- Synergistic selling with CellerateRX
- In talks with potential Distribution Partner

eHealth Technology Acquisition

In February 2010, WNDM acquired secure data and messaging provider Secure eHealth, LLC. Secure eHealth has a complete suite of scalable products for secure intelligent healthcare communication, collaboration, storage and transport.

- HIPAA/HITECH Compliant
- Cross platform compatible including handheld devices for complete mobility
- Targeting Health Information Exchanges, Disease Management Organizations, Health Plans, EHR companies, Insurance Companies and more
- In April, Secure eHealth announced a Diabetes Disease Management Project in Dallas with Healthpoints, Inc.
- For more information visit our website: **www.secureehealth.com**

Safe Harbor Statement

Under The Private Securities Litigation Reform Act of 1995 the projections set forth in this document have been prepared by management on the basis of various assumptions deemed by management to be reasonable. There can be no assurances, however, that the assumptions will prove to be accurate, and the enclosed projections may not accurately reflect the future operations of the companies.

Financial projections and other statements in this Overview that relate to the Company's expectations with regard to the future impact on the Company's results from new products in development and currently being marketed are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks and uncertainties detailed in the Company's SEC filings. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

Wound Management Technologies, Inc.
www.wmgtech.com